Exhibit 10.5

SECOND AMENDMENT TO

HYATT HOTELS CORPORATION

SPECIAL RESTRICTED STOCK UNIT AWARD AGREEMENT

WHEREAS, Hyatt Hotels Corporation (the “Company”) has entered into a Special Restricted Stock Unit Award Agreement with Mark S. Hoplazmazian (“Participant”) with a grant date of May 2, 2008 (the “Special RSU Agreement”);

WHEREAS, the Company desires to amend the restrictive covenants set forth in the Special RSU Agreement;

WHEREAS, to the extent not defined herein, capitalized terms shall have the meaning ascribed to them in the Special RSU Agreement; and

WHEREAS, this Second Amendment shall apply solely to the Special RSU Agreement and no other Restricted Stock Unit Award Agreements with Participant.

NOW, THEREFORE, the Special RSU Agreement is hereby amended effective as of September 12, 2010 by deleting the Section entitled “Nonsolicitation & Noncompetition Covenants” and replacing it with the following:

“In the event of a material breach of the restrictive covenants referred to in the letter agreement between Participant and the Company dated July 30, 2009, the Participant shall forfeit all unvested Awards made under the Plan; and, additionally, (i) in the event of a material breach of such covenants during the Participant’s employment, the Participant shall forfeit any vested Award made under the Plan that vested within a one (1) year period prior to the date of the material breach; and (ii) in the event of a material breach of such covenants after the Participant’s Termination of Service, the Participant shall forfeit any vested Award made under the Plan that vested within a one (1) year period prior to the date of the Participant’s Termination of Service.”

In all other regards the Special RSU Agreement shall remain in full force and effect.

HYATT HOTELS CORPORATION

By:
Its:

Dated:                     , 2010